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EXHIBIT 23.1

INDEPENDENT PUBLIC ACCOUNTANTS' CONSENT

Hugoton Royalty Trust
Dallas, Texas

We consent to the incorporation by reference in Registration Statement No. 333-81849 on Form S-8 of XTO Energy Inc. of our report dated March 14, 2003, included in the Annual Report on Form 10-K of Hugoton Royalty Trust for the year ended December 31, 2002. The 2001 and 2000 financial statements were audited by other auditors who have ceased operations. Those auditors' report, dated March 19, 2002, on those financial statements was unqualified and included an explanatory paragraph that described the trust's method of accounting as explained in Note 2 to the financial statements.

KPMG LLP

Dallas, Texas
March 31, 2003

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  EXHIBIT 23.1
INDEPENDENT PUBLIC ACCOUNTANTS' CONSENT